Exhibit 99.1

Petros Pharmaceuticals Announces Pricing of $9.6 Million Public Offering of Common Stock and Warrants

NEW YORK, NY- February 18, 2025 (ACCESS Newswire) - Petros Pharmaceuticals, Inc. (NASDAQ:PTPI) ("Petros" or the "Company"), a company focused on expanding consumer access to medication through over-the-counter ("OTC") drug development programs, today announced the pricing of a public offering of approximately 40,000,000 shares of the Company’s common stock (“Common Stock”), par value $0.0001 per share (or pre-funded warrants in lieu thereof), with each share of Common Stock (or pre-funded warrant) accompanied by (i) a Series A Warrant to purchase 0.25 share of Common Stock at an exercise price of $0.48 per 0.25 share (“Series A Warrant”) and (ii) a Series B Warrant to purchase one (1) share of Common Stock at an exercise price of $0.48 per share (“Series B Warrant”). The combined public offering price of each share of Common Stock together with the accompanying Series A Warrant and Series B Warrant is $0.24, and the combined public offering price of each pre-funded warrant together with the accompanying Series A Warrant and Series B Warrant is $0.2399, which represents the per share offering price for the Common Stock less the $0.0001 per share exercise price for each pre-funded warrant. The closing of the public offering is expected to occur on or about February 19, 2025, subject to the satisfaction of customary closing conditions.

Dawson James Securities, Inc. is acting as the exclusive placement agent for the public offering.

The gross proceeds of the public offering are expected to be approximately $9.6 million before deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

This public offering is being made by the Company pursuant to a registration statement on Form S-1 (File No. 333-284495), as amended, originally filed on January 24, 2025, and declared effective by the U.S. Securities and Exchange Commission ("SEC") on February 14, 2025 and an additional registration statement on Form S-1 (No. 333-285005) filed on February 14, 2025, pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. The securities may only be offered by means of a prospectus which forms a part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC and a final prospectus relating to the offering will be filed with the SEC. Copies of the final prospectus may be obtained, when available, at the SEC's website at www.sec.gov or from Dawson James Securities, Inc. Attention: Prospectus Department, 101 North Federal Highway, Suite 600, Boca Raton, FL 33432, investmentbanking@dawsonjames.com or toll free at 866.928.0928.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Petros Pharmaceuticals, Inc.

Petros Pharmaceuticals, Inc. is committed to the goal of becoming a leading innovator in the emerging $38 billion self-care market by providing expanded access to key prescription pharmaceuticals as OTC treatment options. The Company is currently developing a proprietary SaaS platform designed to assist pharmaceutical companies in meeting FDA standards to assist in the Rx-to-OTC switch.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon Petros Pharmaceuticals, Inc.'s ("Petros," "we," "our," "us" or the "Company") management's assumptions, expectations, projections, intentions, and beliefs about future events. In some cases, predictive, future-tense or forward-looking words such as "intend," "develop," "goal," "plan," "predict", "may," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity," "forecast," "should," "target," "strategy" and similar expressions, whether in the negative or affirmative, that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such forward-looking statements are only predictions, and actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of risks and uncertainties. Such forward-looking statements include, without limitation, statements relating to the completion of the offering, including the satisfaction of customary closing conditions, and the intended use of proceeds. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the offering, and other risks and uncertainties related to the offering, as well as the risks and uncertainties set forth in the Company's periodic reports and in other filings that the Company has filed, or may file, with the U.S. Securities and Exchange Commission (the "SEC") under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere. The Company cautions readers that the forward-looking statements included in this press release represent our beliefs, expectations, estimates and assumptions only as of the date of hereof and are not intended to give any assurance as to future results. New factors emerge from time to time, and it is not possible for us to predict all these factors. Further, the Company cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Accordingly, you should not unduly rely on any forward-looking statements.

Investor Contacts:

Investors:

CORE IR

ir@petrospharma.com

Media:

Jules Abraham

CORE IR

917-885-7378

pr@coreir.com